KKR & Co. Inc. Reports First Quarter 2026 Financial Results May 5, 2026

i On May 1st, KKR celebrated its 50th anniversary — a milestone reflecting a half century of navigating cycles and delivering for our clients. Our first quarter results demonstrate that track record and durability, with approximately 20% year-over-year growth across Fee Related Earnings, Total Operating Earnings and Adjusted Net Income per share. Against a volatile backdrop, monetization activity accelerated, and over the past 12 months we’ve invested more capital on behalf of our clients than at any point in our history. We are highly confident in the strength of our platform and our long-term positioning. Conference Call A conference call to discuss KKR's financial results will be held on May 5, 2026 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, May 5, 2026 – KKR & Co. Inc. (NYSE: KKR) today reported its first quarter 2026 results. KKR Reports First Quarter 2026 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers

ii KKR Reports First Quarter 2026 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic” or “GA”), unless the context requires otherwise. This presentation is not, and shall not be construed, as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation, other than financial figures, which are as of March 31, 2026, unless another time is specified in relation to such statements or financial figures, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since such date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, and vehicles and accounts managed by KKR and the Global Atlantic insurance companies. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward-looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR, can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information

KKR & Co. Inc. First Quarter Earnings

First Quarter 2026 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $0.4 billion for the quarter and $2.8 billion in the LTM

($ in thousands, except share data)	1Q'25	1Q'26	1Q'25 LTM	1Q'26 LTM
Revenues				
Asset Management and Strategic Holdings	$ 2,045,915	$ 2,028,695	$ 7,301,693	$ 7,818,288
Insurance	1,064,268	2,289,288	8,030,450	12,853,819
Total Revenues	**$ 3,110,183**	**$ 4,317,983**	**$ 15,332,143**	**$ 20,672,107**
Expenses				
Asset Management and Strategic Holdings	$ 1,667,900	$ 1,471,247	$ 5,809,685	$ 6,129,478
Insurance	2,163,055	2,398,888	9,694,186	12,922,017
Total Expenses	**$ 3,830,955**	**$ 3,870,135**	**$ 15,503,871**	**$ 19,051,495**
Total Investment Income (Loss) - Asset Management and Strategic Holdings	**$ 1,491,839**	**$ 15,042**	**$ 5,440,177**	**$ 5,170,371**
Income Tax Expense (Benefit)	86,569	185,385	771,764	1,052,564
Redeemable Noncontrolling Interests	8,494	(983)	48,965	145,626
Noncontrolling Interests	861,928	(126,741)	2,239,613	2,631,177
Preferred Stock Dividends	—	40,430	—	159,026
Net Income (Loss) - KKR Common Stockholders	**$ (185,924)**	**$ 364,799**	**$ 2,208,107**	**$ 2,802,590**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ (0.22)	$ 0.41	$ 2.47	$ 3.15
Diluted	$ (0.22)	$ 0.38	$ 2.32	$ 2.93
Weighted Average Shares of Common Stock Outstanding				
Basic	888,246,698	891,145,378	887,826,075	891,056,803
Diluted	888,246,698	954,219,620	946,906,375	954,961,958

Note: See Appendix for detailed GAAP income statement. Totals may not sum due to rounding in this presentation.

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2 • Share Repurchase Program: From year-end through May 1st, KKR used $317 million to repurchase and retire 3.5 million shares at an average price per share of $91.08. In addition, KKR has approved an increase to its share repurchase program by $500 million • Regular dividend of $0.195 per share of common stock was declared for the quarter, up 5% on an annualized basis from the 2025 dividend. KKR has increased its annualized dividend every year since its C-Corp conversion in 2018 • Strategic acquisition of Arctos: Subsequent to quarter end, on May 5th, KKR announced the closing of its acquisition of Arctos Partners ("Arctos"), a premier institutional investor in professional sports franchise stakes and a leader in asset management solutions for sponsors with $16 billion in AUM Capital Metrics First Quarter 2026 Highlights • Fee Related Earnings (“FRE”) of $1.0 billion ($1.13/adj. share) in the quarter, up 24% year- over-year • FRE was $3.9 billion in the LTM ($4.34/adj. share), up 14% year-over-year • Total Operating Earnings ("TOE") of $1.3 billion ($1.47/adj. share) in the quarter, up 19% year-over-year • TOE was $5.2 billion in the LTM ($5.77/adj. share), up 15% year-over-year • Adjusted Net Income (“ANI”) of $1.2 billion ($1.39/adj. share) in the quarter, up 21% year- over-year • ANI was $4.6 billion in the LTM ($5.10/adj. share), up 5% year-over-year • Assets Under Management (“AUM”) of $758 billion, up 14% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $615 billion, up 17% year-over-year • New Capital Raised of $28 billion in the quarter and $127 billion in the LTM • Capital Invested of $22 billion in the quarter and $97 billion in the LTM Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 30 for record and payment dates for common and mandatory convertible preferred stock, as well as more information on dividends and our share repurchase program. Financial Measures Corporate

First Quarter 2026 Segment Earnings

($ in thousands, except per share data)	1Q'25	1Q'26	1Q'25 LTM	1Q'26 LTM
Management Fees	$ 917,334	$ 1,192,504	$ 3,563,388	$ 4,376,011
Transaction and Monitoring Fees, Net	261,509	252,709	1,275,309	1,083,777
Fee Related Performance Revenues	21,277	23,762	140,168	184,269
Fee Related Compensation	(210,021)	(257,195)	(871,299)	(987,895)
Other Operating Expenses	(167,496)	(195,405)	(685,908)	(748,077)
Fee Related Earnings	**$ 822,603**	**$ 1,016,375**	**$ 3,421,658**	**$ 3,908,085**
Insurance Operating Earnings	**$ 258,772**	**$ 260,330**	**$ 1,000,478**	**$ 1,110,953**
Strategic Holdings Operating Earnings	**$ 31,486**	**$ 48,296**	**$ 86,977**	**$ 178,906**
Total Operating Earnings	**$ 1,112,861**	**$ 1,325,001**	**$ 4,509,113**	**$ 5,197,944**
Net Realized Performance Income	87,989	197,191	618,779	600,938
Net Realized Investment Income	185,263	103,616	612,884	331,149
Total Investing Earnings	**$ 273,252**	**$ 300,807**	**$ 1,231,663**	**$ 932,087**
Total Segment Earnings	**$ 1,386,113**	**$ 1,625,808**	**$ 5,740,776**	**$ 6,130,031**
Interest Expense, Net and Other	(91,470)	(128,304)	(335,181)	(441,634)
Income Taxes on Adjusted Earnings	(260,655)	(247,965)	(1,033,086)	(1,095,374)
Adjusted Net Income	**$ 1,033,988**	**$ 1,249,539**	**$ 4,372,509**	**$ 4,593,023**
Adjusted Per Share Measures:				
FRE per Adjusted Share	$ 0.92	$ 1.13	$ 3.82	$ 4.34
TOE per Adjusted Share	$ 1.24	$ 1.47	$ 5.04	$ 5.77
ANI per Adjusted Share	$ 1.15	$ 1.39	$ 4.88	$ 5.10

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting Adjusted Net Income and other important information.

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4 Total Operating Earnings ($ in billions) $4.5 $5.2 1Q'25 LTM 1Q'26 LTM Total Operating Earnings • Total Operating Earnings ("TOE") – the sum of Fee Related Earnings, Insurance Operating Earnings and Strategic Holdings Operating Earnings - represents the more durable and recurring portion of KKR's total segment earnings • TOE increased 15% over the last 12 months primarily driven by the growth in Fee Related Earnings. Over time, we expect Strategic Holdings Operating Earnings to contribute more meaningfully to Total Operating Earnings $1.1 $1.3 1Q'25 1Q'26 Total Segment Earnings $6.1 1Q'26 LTM ($ in billions) Insurance Operating Earnings Fee Related Earnings Total Investing Earnings Strategic Holdings Operating Earnings $5.2 85% of segment earnings are from the more durable and recurring portions of total segment earnings

Asset Management Segment Detail

Asset Management Segment

($ in thousands, except per share data)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Management Fees	$	917,334	$	1,192,504	$	3,563,388	$	4,376,011
Transaction and Monitoring Fees, Net		261,509		252,709		1,275,309		1,083,777
Fee Related Performance Revenues		21,277		23,762		140,168		184,269
Fee Related Compensation		(210,021)		(257,195)		(871,299)		(987,895)
Other Operating Expenses		(167,496)		(195,405)		(685,908)		(748,077)
Fee Related Earnings	**$**	**822,603**	**$**	**1,016,375**	**$**	**3,421,658**	**$**	**3,908,085**
Realized Performance Income		347,920		755,964		1,898,490		2,287,556
Realized Performance Income Compensation		(259,931)		(558,773)		(1,279,711)		(1,686,618)
Net Realized Performance Income	**$**	**87,989**	**$**	**197,191**	**$**	**618,779**	**$**	**600,938**
Realized Investment Income		217,957		121,901		617,872		307,399
Realized Investment Income Compensation		(32,694)		(18,285)		(92,681)		(46,111)
Net Realized Investment Income	**$**	**185,263**	**$**	**103,616**	**$**	**525,191**	**$**	**261,288**
Total Investing Earnings	**$**	**273,252**	**$**	**300,807**	**$**	**1,143,970**	**$**	**862,226**
Asset Management Segment Earnings	**$**	**1,095,855**	**$**	**1,317,182**	**$**	**4,565,628**	**$**	**4,770,311**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.92	$	1.13	$	3.82	$	4.34
Total Asset Management Segment Revenues	$	1,765,997	$	2,346,840	$	7,495,227	$	8,239,012
Assets Under Management	$	664,319,000	$	757,877,000	$	664,319,000	$	757,877,000
Fee Paying Assets Under Management	$	526,045,000	$	614,845,000	$	526,045,000	$	614,845,000
New Capital Raised (AUM)	$	30,540,000	$	27,750,000	$	113,576,000	$	126,609,000
Capital Invested	$	18,974,000	$	21,772,000	$	88,440,000	$	97,408,000
Uncalled Commitments	$	115,628,000	$	124,857,000	$	115,628,000	$	124,857,000

Note: See Appendix for GAAP reconciliations and other important information.

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7 • Increased 14% year-over-year driven primarily by the growth in management fees and fee related performance revenues Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 23% to $4.4 billion in the LTM • Growth has primarily been driven by an increase in Fee Paying AUM from organic new capital raised ($ in billions) $3.82 $4.34 69% 69% FRE per adjusted share FRE margin 1Q'25 LTM 1Q'26 LTM $3.0 $3.5 $4.1 $3.6 $4.4 2023 2024 2025 1Q'25 LTM 1Q'26 LTM

8 Assets Under Management • AUM of $758 billion, up 14% year-over-year, with $28 billion of organic new capital raised in the quarter and $127 billion in the LTM • K-Series AUM totaled $38 billion across asset classes compared to $21 billion a year prior • Fee Paying AUM of $615 billion, up 17% year-over-year, with $26 billion of organic new capital raised in the quarter and $133 billion in the LTM • Perpetual Capital of $326 billion, up 17% year-over-year driven primarily by the organic growth of Global Atlantic and from inflows into our K-Series vehicles. Perpetual capital represents 43% of AUM and 51% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $664 $758 1Q'25 1Q'26 $526 $615 1Q'25 1Q'26 $279 $326 1Q'25 1Q'26 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

9 $398 $450 1Q'25 1Q'26 Additional Capital Detail • Dry Powder: Uncalled commitments of $125 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At quarter end, there was $64 billion of committed capital with a weighted average management fee rate of approximately 80 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $375 billion of carried interest eligible AUM, $286 billion is above cost and accruing carry • Performance Fee Eligible AUM: $450 billion, up 13% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $116 $125 1Q'25 1Q'26 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

10 Gross unrealized performance income totals $10.2 billion as of March 31, 2026 Fund Investment Performance Private Equity Real Assets Infrastructure Portfolio Opportunistic Real Estate Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 1Q'26 2% LTM Gross Return -1% 10%1% 4%-1% 10%2% 5%-1% Note: Traditional private equity does not include core or growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Asset Management Segment – Private Equity

- **AUM:** Increased 1% quarter-over-quarter and 10% year-over-year to $231 billion with organic new capital raised of $5 billion in the quarter and $21 billion in the LTM
  - New capital raised in the quarter was primarily driven by North America Fund XIV and K-Series Private Equity
  - North America Fund XIV held its final close, bringing total commitments to $23 billion. The fund is the largest private equity fund raised that focuses on investing solely in North America
- **Realizations:** Carried Interest drivers in 1Q included public and private realization events across traditional private equity, as well as core private equity
- **Capital Invested:** $2 billion in the quarter and $22 billion in the LTM. In 1Q, deployment was primarily driven by traditional private equity in Asia, as well as growth equity
- **Performance:** The traditional private equity portfolio appreciated 10% in the LTM

($ in thousands)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Management Fees	$	334,792	$	459,885	$	1,368,642	$	1,654,262
Transaction and Monitoring Fees, Net		18,913		18,636		103,727		93,430
Fee Related Performance Revenues		—		846		—		3,352
Fee Related Revenues	**$**	**353,705**	**$**	**479,367**	**$**	**1,472,369**	**$**	**1,751,044**
Realized Performance Income	**$**	**334,060**	**$**	**693,643**	**$**	**1,381,242**	**$**	**1,680,699**
Capital Metrics:								
Assets Under Management	$	209,395,000	$	231,047,000	$	209,395,000	$	231,047,000
Fee Paying Assets Under Management	$	124,050,000	$	153,692,000	$	124,050,000	$	153,692,000
New Capital Raised (AUM)	$	10,989,000	$	4,697,000	$	25,059,000	$	20,884,000
Capital Invested	$	4,318,000	$	2,198,000	$	20,230,000	$	21,980,000
Uncalled Commitments	$	60,211,000	$	53,301,000	$	60,211,000	$	53,301,000

Note: See Appendix for endnotes about our private equity business line and other important information.

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Asset Management Segment – Real Assets

- **AUM:** Increased 3% quarter-over-quarter and 16% year-over-year to $198 billion with organic new capital raised of $8 billion in the quarter and $36 billion in the LTM
  - New capital raised in the quarter was widespread and included infrastructure flows globally across multiple strategies, including K-Series Infrastructure, Global Infrastructure V, core infrastructure and Asia Infrastructure III
- **Realizations:** Carried Interest in 1Q was driven by U.S. real estate equity
- **Capital Invested:** $8 billion in the quarter and $29 billion in the LTM. In 1Q, deployment was primarily driven by core infrastructure and real estate credit in the U.S., as well as global infrastructure in Europe and Asia
- **Performance:** The infrastructure portfolio appreciated 10% and the opportunistic real estate portfolio appreciated 2% in the LTM

($ in thousands)	1Q'25	1Q'26	1Q'25 LTM	1Q'26 LTM
Management Fees	$ 280,578	$ 383,489	$ 1,053,222	$ 1,403,835
Transaction and Monitoring Fees, Net	9,855	7,667	44,990	50,877
Fee Related Performance Revenues	1,765	4,980	59,922	108,701
Fee Related Revenues	**$ 292,198**	**$ 396,136**	**$ 1,158,134**	**$ 1,563,413**
Realized Performance Income	**$ 9,367**	**$ 45,173**	**$ 227,063**	**$ 296,547**
Capital Metrics:				
Assets Under Management	$ 171,281,000	$ 197,928,000	$ 171,281,000	$ 197,928,000
Fee Paying Assets Under Management	$ 144,033,000	$ 168,821,000	$ 144,033,000	$ 168,821,000
New Capital Raised (AUM)	$ 5,222,000	$ 7,805,000	$ 39,044,000	$ 36,322,000
Capital Invested	$ 5,560,000	$ 8,333,000	$ 28,026,000	$ 29,437,000
Uncalled Commitments	$ 31,378,000	$ 37,441,000	$ 31,378,000	$ 37,441,000

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Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 2% quarter-over-quarter and 16% year-over-year to $329 billion with organic new capital raised of $15 billion in the quarter and $69 billion in the LTM
  - New capital raised in the quarter was primarily driven by activity within high grade asset-based finance and leveraged credit, CLO issuances as well as inflows at Global Atlantic
  - AUM comprised of: $144 billion of leveraged credit, $92 billion of asset-based finance, $49 billion of corporate private credit (including $39 billion of direct lending), $8 billion of strategic investments and $36 billion of liquid strategies
- **Realizations:** Performance Income in 1Q was driven by a diverse set of strategies
- **Capital Invested:** $11 billion in the quarter and $46 billion in the LTM. In 1Q, deployment was most active in asset-based finance
- **Performance:** The leveraged credit composite appreciated 5% and the alternative credit composite appreciated 4% in the LTM

($ in thousands)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Management Fees	$	301,964	$	349,130	$	1,141,524	$	1,317,914
Transaction and Monitoring Fees, Net		3,397		2,759		11,203		15,024
Fee Related Performance Revenues		19,512		17,936		80,246		72,216
Fee Related Revenues	**$**	**324,873**	**$**	**369,825**	**$**	**1,232,973**	**$**	**1,405,154**
Realized Performance Income	**$**	**4,493**	**$**	**17,148**	**$**	**290,185**	**$**	**310,310**
Capital Metrics:								
Assets Under Management	$	283,643,000	$	328,902,000	$	283,643,000	$	328,902,000
Fee Paying Assets Under Management	$	257,962,000	$	292,332,000	$	257,962,000	$	292,332,000
New Capital Raised (AUM)	$	14,329,000	$	15,248,000	$	49,473,000	$	69,403,000
Capital Invested	$	9,096,000	$	11,241,000	$	40,184,000	$	45,991,000
Uncalled Commitments	$	24,039,000	$	34,115,000	$	24,039,000	$	34,115,000

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14 • Transaction Fees: Totaled $224 million in the quarter and $924 million in the LTM • Approximately half of transaction fees were originated in North America in the quarter • Capital markets transaction fees were diversified by source in the quarter: traditional private equity, infrastructure, credit and third-party • Approximately 80% of transaction fees were debt product focused in the quarter Asset Management Segment − Capital Markets • All financial results exclude Strategic Holdings • Realizations: Realized Investment Income of $122 million in the quarter and $307 million in the LTM • Embedded Gains: $2.8 billion of embedded unrealized gains on the balance sheet at quarter end Asset Management Segment − Principal Activities ($ in thousands) 1Q'25 1Q'26 1Q'25 LTM 1Q'26 LTM Transaction Fees $ 229,344 $ 223,647 $ 1,115,389 $ 924,446 ($ in thousands) 1Q'25 1Q'26 1Q'25 LTM 1Q'26 LTM Realized Investment Income $ 217,957 $ 121,901 $ 617,872 $ 307,399

Insurance Segment Detail

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1.9 billion in the quarter primarily reflects growth in the investment portfolio attributable to net inflows and higher average portfolio yields
- **Net Cost of Insurance:** Net Cost of Insurance of $1.5 billion in the quarter primarily reflects business growth and the associated higher funding costs as well as the routine run off of older business that was originated in a lower cost environment
- **Highlights:**
  - Global Atlantic AUM totals $220 billion, of which $164 billion is Credit AUM. Ivy and other sponsored reinsurance vehicles total $61 billion of the $220 billion
  - Inflows in the quarter were primarily driven by individual markets annuity sales, institutional flow business and funding agreement issuances

($ in thousands)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Net Investment Income	$	1,729,343	$	1,900,612	$	6,571,746	$	7,395,387
Net Cost of Insurance		(1,287,983)		(1,453,334)		(4,866,333)		(5,586,543)
General, Administrative and Other		(182,588)		(186,948)		(704,935)		(697,891)
Insurance Operating Earnings	**$**	**258,772**	**$**	**260,330**	**$**	**1,000,478**	**$**	**1,110,953**
Additional Financial Measure:								
Global Atlantic Book Value	$	9,480,620	$	11,664,526	$	9,480,620	$	11,664,526

Note: See Appendix for endnotes explaining certain prior period segment information that has been recast to conform to the current period presentation. This reclassification had no impact on Insurance Operating Earnings. See endnotes for more information.

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16

Strategic Holdings Segment Detail

18 • Strategic Holdings Segment Earnings: Driven by dividends from our Strategic Holdings businesses • Highlights: • KKR's share of 4Q'25 LTM Adjusted Revenues is $4.5 billion and 4Q'25 LTM Adjusted EBITDA is $1.1 billion across a scaled and diversified portfolio • Expect Strategic Holdings Operating Earnings to be $350+ million in 2026, $700+ million by 2028 and $1.1+ billion by 2030 as a result of ongoing strong operating and financial performance across the portfolio Strategic Holdings Segment ($ in thousands) 1Q'25 1Q'26 1Q'25 LTM 1Q'26 LTM Dividends, Net $ 31,486 $ 48,296 $ 86,977 $ 178,906 Strategic Holdings Operating Earnings $ 31,486 $ 48,296 $ 86,977 $ 178,906 Net Realized Investment Income $ — $ — $ 87,693 $ 69,861 Strategic Holdings Segment Earnings $ 31,486 $ 48,296 $ 174,670 $ 248,767 LTM Adjusted EBITDA by Geography (KKR's Share) LTM Adjusted EBITDA by Industry (KKR's Share) Americas 64% Europe 31% Asia Pacific 5% Business Services 33% Consumer 28% Health Care 16% TMT 14% Infrastructure 6% Note: See Appendix for endnotes for additional information relating to LTM Adjusted Revenues and LTM Adjusted EBITDA. Expectations about Strategic Holdings Operating Earnings over time are forward-looking statements. These are estimated based on various assumptions, and there is no guarantee that our expectations will be realized as presented. See Appendix for further information and important information regarding estimates and assumptions and cautionary factors about forward-looking statements. Industrials 3%

Supplemental Information

20 $758 $758 $166 $166 $41 $41 $24 $24 $114 $114 $84 $84 $144 $144 $36 $36 $149 $110 $39 1Q'26 1Q'26 Private Equity $231 Real Assets $198 Credit and Liquid Strategies $329 Alternative Credit excl. Direct Lending Liquid Strategies Leveraged Credit Real Estate Infrastructure & Energy Growth Equity Core Private Equity Traditional Private Equity Institutional Direct Lending Funds & SMAs Public BDC (NYSE: FSK) Private BDCs Direct Lending Direct Lending Represents 5% of KKR AUM Private BDCs Represent Less Than 0.5% of KKR AUM KKR Assets Under Management ($ in billions) KKR's Alternative Credit Footprint

21 7.4% 9.2% 8.0% 7.3% 7.6% 7.7% 6.0% 8.0% 10.9% 13.7% 15.0% 12.2% 16.6% 9.6% 10.9% 18.2% 13.4% 13.9% Benchmark Gross Return Lending Partners III (2017) Lending Partners IV (2021) Levered U.S. Direct Lending Evergreen Strategy (2024) Lending Partners Europe II (2019) Lending Partners Europe III (2023) Unlevered European Direct Lending Evergreen Strategy (2023) Capital Partners I (2022) Private BDC (2023) Asset Based Finance Partners I (2020) Note: As of March 31, 2026. Past performance is no guarantee of future results. Excludes publicly listed vehicles. For U.S. Direct Lending and Junior Debt funds, benchmark reflects the LSTA index plus 200bps per respective ITD; for European Direct Lending funds, benchmark reflects the CSW Euro Lev index plus 200bps per respective ITD; for Private BDC, benchmark reflects Morningstar LSTA U.S. Leveraged Loan Index; for ABF funds, benchmark reflects the BoAML HY benchmark plus 200bps per respective ITD. See Appendix endnotes for footnote references and important information. (1) Private BDC return shown net of fees. Risk-Adjusted Returns Corporate Private Credit ABF Performance Across Our Institutional and Wealth Private Credit Strategies (1)

Global Atlantic AUM and Total Insurance Economics

Global Atlantic AUM

($ in billions)



Ivy and other sponsored reinsurance vehicles
Global Atlantic
$197
$50
$147
$220
$61
$159
1Q'25
1Q'26

Total Insurance Economics

($ in millions)

Insurance Operating Earnings in all periods do not reflect mark-to-market appreciation of investments in the Global Atlantic portfolio



Global Atlantic-related Capital Markets Fees[1]
Ivy and Related Sidecar Fees[1]
Management Fees Paid by Insurance Segment[1]
Insurance Operating Earnings
$1,687
$1,000
+14%
$1,921
$1,111
LTM 1Q'25
LTM 1Q'26

Note: See Appendix for endnotes for additional information about total insurance economics.
(1) Figures are net of the FRE compensation expense in each respective year.

KKR

22

23 Duration of Capital Growth in Strategic & Perpetual Capital Assets Under Management ($ in billions) $351 $393 $279 $326 $72 $67 1Q'25 1Q'26 92% of AUM is perpetual capital or has a duration of at least 8 years at inception 52% of AUM is perpetual capital or long-dated strategic investor partnerships Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information. Long-Dated Strategic Investor Partnerships Perpetual Capital Other 8+ Year Duration at Inception 8% 43% 9% 40% Long-Dated Strategic Investor Partnerships Perpetual Capital

24 Assets Under Management Rollforward Twelve Months Ended March 31, 2026 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 209,395 $ 171,281 $ 283,643 $ 664,319 New Capital Raised 20,884 36,322 69,403 126,609 Acquisitions 3,214 — — 3,214 Distributions and Other (20,945) (15,803) (33,593) (70,341) Change in Value 18,499 6,128 9,449 34,076 Ending Balance $ 231,047 $ 197,928 $ 328,902 $ 757,877 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 229,374 $ 192,480 $ 322,004 $ 743,858 New Capital Raised 4,697 7,805 15,248 27,750 Distributions and Other (6,591) (3,104) (10,141) (19,836) Change in Value 3,567 747 1,791 6,105 Ending Balance $ 231,047 $ 197,928 $ 328,902 $ 757,877 Three Months Ended March 31, 2026 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information.

25 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 151,239 $ 163,451 $ 289,454 $ 604,144 New Capital Raised 5,561 7,959 12,518 26,038 Distributions and Other (3,360) (2,278) (11,293) (16,931) Change in Value 252 (311) 1,653 1,594 Ending Balance $ 153,692 $ 168,821 $ 292,332 $ 614,845 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 124,050 $ 144,033 $ 257,962 $ 526,045 New Capital Raised 35,416 37,452 60,241 133,109 Acquisitions 3,214 — — 3,214 Distributions and Other (11,575) (14,125) (34,175) (59,875) Change in Value 2,587 1,461 8,304 12,352 Ending Balance $ 153,692 $ 168,821 $ 292,332 $ 614,845 Twelve Months Ended March 31, 2026 Three Months Ended March 31, 2026 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information.

Investment Vehicle Summary - Asset Management

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE								
North America Fund XIV	4/2025	4/2031	$ 21,893	$ 21,893	$ —	$ —	$ —	$ —
North America Fund XIII	8/2021	4/2025	18,400	1,432	17,271	566	16,786	23,446
Americas Fund XII	5/2017	5/2021	13,500	1,386	12,754	18,506	7,873	16,320
North America Fund XI	11/2012	1/2017	8,718	48	10,203	25,152	1,172	1,707
2006 Fund(1)	9/2006	9/2012	17,642	—	17,309	37,423	—	—
Millennium Fund(1)	12/2002	12/2008	6,000	—	6,000	14,129	—	—
Ascendant Fund	6/2022	6/2028	4,328	2,194	2,134	—	2,134	2,511
European Fund VI	6/2022	6/2028	7,521	2,537	4,984	—	3,888	5,749
European Fund V	7/2019	2/2022	6,379	505	5,997	2,909	4,552	6,640
European Fund IV	2/2015	3/2019	3,512	16	3,648	5,726	1,621	2,187
European Fund III(1)	3/2008	3/2014	5,506	—	5,360	10,647	—	—
European Fund II(1)	11/2005	10/2008	5,751	—	5,751	8,533	—	—
Asian Fund IV	7/2020	7/2026	14,735	3,857	12,061	4,229	11,108	16,204
Asian Fund III	8/2017	7/2020	9,000	1,267	8,274	11,601	4,628	8,680
Asian Fund II	10/2013	3/2017	5,825	—	7,507	6,723	1,270	744
Asian Fund(1)	7/2007	4/2013	3,983	—	3,974	8,728	—	—
Next Generation Technology Growth Fund III	11/2022	3/2026	2,740	734	2,006	—	2,006	2,302
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	53	2,270	1,846	1,610	2,390
Next Generation Technology Growth Fund	3/2016	12/2019	659	2	671	1,314	241	871
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	1,421	2,368	103	2,245	3,556
Health Care Strategic Growth Fund	12/2016	4/2021	1,331	86	1,409	1,085	987	1,674
Global Impact Fund II	6/2022	6/2028	2,711	1,374	1,337	—	986	3,237
Global Impact Fund	2/2019	3/2022	1,242	187	1,238	646	975	1,450
Co-Investment Vehicles and Other	Various	Various	43,072	3,430	40,360	18,205	30,328	37,711
Core Investors II	8/2022	8/2027	11,814	7,957	3,858	122	3,858	4,495
Core Investors I	2/2018	8/2022	8,500	23	10,501	2,683	8,767	17,525
Other Core Vehicles	Various	Various	7,625	1,175	6,526	2,313	5,787	9,356
Unallocated Commitments(2)	N/A	N/A	1,684	1,684	—	—	—	—
Total Private Equity			**$ 239,948**	**$ 53,261**	**$ 195,771**	**$ 183,189**	**$ 112,822**	**$ 168,755**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from certain of our strategic investor partnerships.

KKR

26

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE								
Global Infrastructure Investors V	7/2024	7/2030	$ 17,295	$ 13,613	$ 3,795	$ 113	$ 3,795	$ 4,033
Global Infrastructure Investors IV	8/2021	6/2024	16,609	1,731	15,249	1,703	14,554	19,620
Global Infrastructure Investors III	7/2018	6/2021	7,174	467	7,073	5,828	3,718	5,153
Global Infrastructure Investors II	12/2014	6/2018	3,040	133	3,167	5,764	560	961
Global Infrastructure Investors	9/2010	10/2014	1,040	—	1,050	2,228	—	—
Asia Pacific Infrastructure Investors III	12/2025	12/2031	4,473	4,473	—	—	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,348	3,117	3,633	797	2,943	4,330
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	592	3,562	2,286	2,213	3,097
Diversified Core Infrastructure Fund	12/2020	(1)	14,343	1,959	12,384	1,723	12,265	13,512
Global Climate Transition Fund[2]	7/2024	7/2030	3,128	3,128	—	—	—	—
Real Estate Partners Americas IV	11/2024	11/2028	2,272	2,272	—	—	—	—
Real Estate Partners Americas III	1/2021	9/2024	4,253	523	3,979	379	3,713	4,246
Real Estate Partners Americas II	5/2017	12/2020	1,921	116	1,988	3,094	137	57
Real Estate Partners Americas	5/2013	5/2017	1,229	15	1,024	1,444	—	—
Real Estate Partners Europe II	3/2020	12/2023	2,066	238	2,032	625	1,654	1,447
Real Estate Partners Europe	8/2015	12/2019	710	99	694	806	173	81
Asia Real Estate Partners	7/2019	7/2023	1,682	353	1,380	617	971	864
Property Partners Americas	12/2019	(1)	2,571	46	2,525	179	2,525	2,304
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	976	487	855	869
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	1,008	697	964	1,002
Energy Related Vehicles	Various	Various	4,357	62	4,493	2,543	954	1,584
Co-Investment Vehicles & Other	Various	Various	21,037	2,070	19,027	4,668	16,915	17,985
Unallocated Commitments[3]	N/A	N/A	1,384	1,384	—	—	—	—
Total Real Assets			**$ 122,804**	**$ 36,513**	**$ 89,039**	**$ 35,981**	**$ 68,909**	**$ 81,145**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) Open ended fund.
(2) Includes an Asia-focused vehicle with different fund terms.
(3) Represents unallocated commitments from certain of our strategic investor partnerships.

KKR

27

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]								
Opportunities Fund II	11/2021	1/2026	$ 2,420	$ 897	$ 1,427	$ 291	$ 1,302	$ 1,598
Dislocation Opportunities Fund	8/2019	11/2021	2,967	268	2,522	1,866	1,292	1,310
Special Situations Fund II	2/2015	3/2019	3,525	284	3,241	2,651	615	640
Special Situations Fund	1/2013	1/2016	2,274	1	2,273	1,899	94	138
Mezzanine Partners	7/2010	3/2015	1,023	33	990	1,166	184	2
Asset-Based Finance Partners II	3/2024	3/2028	5,571	4,420	1,151	—	1,151	1,242
Asset-Based Finance Partners	10/2020	7/2025	2,059	385	1,674	627	1,493	1,619
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	188	2,057	1,089	1,264	1,117
Lending Partners IV	3/2022	9/2026	1,150	173	977	201	977	1,001
Lending Partners III	4/2017	11/2021	1,498	540	958	1,247	390	338
Lending Partners II	6/2014	6/2017	1,336	157	1,179	1,276	—	3
Lending Partners	12/2011	12/2014	460	40	420	466	—	1
Lending Partners Europe II	5/2019	9/2023	837	159	678	792	193	199
Lending Partners Europe	3/2015	3/2019	848	184	662	632	53	49
Asia Credit Opportunities II	2/2025	12/2028	1,795	1,604	191	—	191	186
Asia Credit Opportunities	1/2021	5/2025	1,084	197	887	330	713	866
Other Alternative Credit Vehicles	Various	Various	19,037	8,191	10,898	7,427	5,738	7,136
Total Credit and Liquid Strategies			**$ 50,129**	**$ 17,721**	**$ 32,185**	**$ 21,960**	**$ 15,650**	**$ 17,445**
Total Eligible To Receive Carried Interest			**$ 412,881**	**$ 107,495**	**$ 316,995**	**$ 241,130**	**$ 197,381**	**$ 267,345**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 107,495	$ 267,345	$ 374,840
Incentive Fee Eligible	—	74,770	74,770
Total Performance Fee Eligible	**107,495**	**342,115**	**449,610**
Private Equity and Real Assets	968	70,954	71,922
Credit and Liquid Strategies	16,394	219,951	236,345
Total Assets Under Management	**$ 124,857**	**$ 633,020**	**$ 757,877**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

28

29 Note: See Appendix for GAAP reconciliations, endnotes about investments and other important information. (1) Only includes debt issued or guaranteed by KKR & Co. Inc. Does not include Global Atlantic or other debt. (2) Net unrealized performance income would be $2.6 billion assuming a 75% compensation accrual (using the mid-point of the guided range) on gross unrealized performance income. (3) Cash and short-term investments excludes Global Atlantic. Strong Financial Profile ($ in millions) 1Q'26 Cash and Short-term Investments(3) $ 4,968 Investments - Asset Management Segment 7,999 Cash and Investments $ 12,967 Outstanding Debt (at par)(1) 9,340 Net Cash and Investments $ 3,627 Asset Management Investment Holdings by Asset Class (Fair Value) Traditional Private Equity 41% Alternative Credit 7% Real Estate 16% Leveraged Credit 5% Energy 4% Growth Equity 13% Infrastructure 7% Other 7% • Embedded Gains (Unrealized) in Asset Management total $2.8 billion • Gross Unrealized Performance Income totals $10.2 billion(2) Key Asset Management Highlights - First Quarter 2026 • KKR & Co. Inc. is 'A' rated by both S&P and Fitch • Average maturity of debt is approximately 15 years with an after-tax weighted average fixed coupon of 3%(1) • Debt capacity includes a $2.75 billion undrawn revolving credit facility Net Cash and Investments

30 Dividends & Other Corporate Information Dividends The declaration and payment of any future dividends on common stock or preferred stock will be subject to the discretion of the Board of Directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the Board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock or preferred stock will be maintained. Common Stock A dividend of $0.195 per share of common stock of KKR & Co. Inc. has been declared for the first quarter of 2026, which will be paid on May 29, 2026 to holders of record of common stock as of the close of business on May 15, 2026. Mandatory Preferred Convertible Stock A dividend of $0.78125 per share of Series D Mandatory Convertible Preferred Stock has been declared and set aside for payment on June 1, 2026 to holders of record of Series D Mandatory Convertible Preferred Stock as of the close of business on May 15, 2026. Share Repurchase Program The share repurchase program was amended such that when the remaining available amount under the share repurchase program becomes $50 million or less, the total available amount under the share repurchase program will automatically increase by an additional $500 million to the then remaining available amount of $50 million or less.

31 (1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through May 1, 2026. (2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.’s equity incentive plan. (3) Includes certain securities exchangeable into shares of common stock of KKR & Co. Inc. (4) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities. Stock Summary From December 31, 2025 through May 1, 2026, KKR used a total of $317 million under the share repurchase plan to retire equity awards and repurchase shares representing 3.5 million shares in aggregate. During this period, retirements and share repurchases were made at an average cost of $91.08 per share. Common Stock Repurchase Activity (Amounts in millions, except per share amounts) Inception to Date(1) Open Market Share Repurchases 69.6 Reduction of Shares for Retired Equity Awards(2) 28.1 Total Repurchased Shares and Retired Equity Awards 97.7 Total Capital Used $3,083 Average Price Paid Per Share $31.56 Remaining Availability under Share Repurchase Plan $122 Adjusted Shares 4Q'25 1Q'26 Common Stock Outstanding 891,451,844 889,413,785 Exchangeable Securities(3) 9,623,541 10,663,888 Adjusted Shares(4) 901,075,385 900,077,673

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	1Q'25	1Q'26	1Q'25 LTM	1Q'26 LTM
Revenues				
Asset Management and Strategic Holdings				
Fees and Other	$ 886,810	$ 1,186,842	$ 3,847,246	$ 4,364,305
Capital Allocation-Based Income (Loss)	1,159,105	841,853	3,454,447	3,453,983
	2,045,915	2,028,695	7,301,693	7,818,288
Insurance				
Net Premiums	323,364	561,970	2,185,676	3,635,792
Policy Fees	338,473	325,694	1,387,212	1,338,035
Net Investment Income	1,783,280	1,989,064	6,837,986	7,870,890
Net Investment-Related Gains (Losses)	(1,436,337)	(652,697)	(2,617,937)	(257,430)
Other Income	55,488	65,257	237,513	266,532
	1,064,268	2,289,288	8,030,450	12,853,819
Total Revenues	**$ 3,110,183**	**$ 4,317,983**	**$ 15,332,143**	**$ 20,672,107**
Expenses				
Asset Management and Strategic Holdings				
Compensation and Benefits	$ 1,333,103	$ 1,051,681	$ 4,347,622	$ 4,428,972
Occupancy and Related Charges	34,465	37,837	128,036	139,313
General, Administrative and Other	300,332	381,729	1,334,027	1,561,193
	1,667,900	1,471,247	5,809,685	6,129,478
Insurance				
Net Policy Benefits and Claims	1,708,294	1,880,028	7,740,507	10,902,887
Amortization of Policy Acquisition Costs	97,971	142,921	275,886	354,269
Interest Expense	69,571	73,881	286,773	299,279
Policy and Other Operating Expense	287,219	302,058	1,391,020	1,365,582
	2,163,055	2,398,888	9,694,186	12,922,017
Total Expenses	**$ 3,830,955**	**$ 3,870,135**	**$ 15,503,871**	**$ 19,051,495**
Investment Income (Loss) - Asset Management and Strategic Holdings				
Net Gains (Losses) from Investment Activities	1,086,591	(316,379)	3,891,282	3,398,483
Dividend Income	273,890	268,017	1,129,194	1,434,917
Interest Income	785,857	741,591	3,354,281	3,137,605
Interest Expense	(654,499)	(678,187)	(2,934,580)	(2,800,634)
Total Investment Income (Loss)	**$ 1,491,839**	**$ 15,042**	**$ 5,440,177**	**$ 5,170,371**
Income Tax Expense (Benefit)	86,569	185,385	771,764	1,052,564
Redeemable Noncontrolling Interests	8,494	(983)	48,965	145,626
Noncontrolling Interests	861,928	(126,741)	2,239,613	2,631,177
Preferred Stock Dividends	—	40,430	—	159,026
Net Income (Loss) - KKR Common Stockholders	**$ (185,924)**	**$ 364,799**	**$ 2,208,107**	**$ 2,802,590**

Note: See Appendix for endnotes explaining certain prior period information that has been recast to conform to the current period presentation. This reclassification had no impact on Net Income - KKR Common Stockholders. See End Notes for more information.

KKR

33

Reconciliation of GAAP to Non-GAAP Shares (Unaudited)

	1Q'25	2Q'25	3Q'25	4Q'25	1Q'26
GAAP Shares of Common Stock Outstanding	888,250,332	890,938,778	890,970,061	891,451,844	889,413,785
Adjustments:					
Exchangeable Securities	8,208,839	9,573,175	9,554,374	9,623,541	10,663,888
Adjusted Shares[1]	**896,459,171**	**900,511,953**	**900,524,435**	**901,075,385**	**900,077,673**
Unvested Shares of Common Stock and Exchangeable Securities[2]	**74,220,514**	**68,846,206**	**69,164,275**	**70,057,645**	**68,574,289**

	1Q'25	1Q'26	1Q'25 LTM	1Q'26 LTM
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	888,246,698	891,145,378	887,826,075	891,056,803
Adjustments:				
Weighted Average Exchangeable Securities	7,977,355	10,316,567	7,382,850	9,776,798
Weighted Average Adjusted Shares[1]	**896,224,053**	**901,461,945**	**895,208,925**	**900,833,601**

(1) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities.

(2) Excludes the potential dilutive impact of any conversion of the Series D Mandatory Convertible Preferred Stock. As of March 31, 2026, this represents 21.4 million shares that is expected to convert no later than March 1, 2028. After March 31, 2026, equity awards representing 21.0 million shares of common stock vested and will be included in the number of adjusted shares outstanding beginning in the second quarter of 2026.

KKR

34

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Net Income (Loss) - KKR Common Stockholders	$	(185,924)	$	364,799	$	2,208,107	$	2,802,590
Preferred Stock Dividends		—		40,430		—		159,026
Net Income (Loss) Attributable to Noncontrolling Interests		870,422		(127,724)		2,288,578		2,776,803
Income Tax Expense (Benefit)		86,569		185,385		771,764		1,052,564
Income (Loss) Before Tax (GAAP)	**$**	**771,067**	**$**	**462,890**	**$**	**5,268,449**	**$**	**6,790,983**
Impact of Consolidation and Other		(1,017,351)		53,946		(2,094,619)		(2,948,882)
Preferred Stock Dividends		—		(40,430)		—		(159,026)
Income Taxes on Adjusted Earnings		(260,655)		(247,965)		(1,033,086)		(1,095,374)
Asset Management Adjustments:								
Unrealized (Gains) Losses		379,337		177,131		104,625		358,686
Unrealized Carried Interest		(807,713)		(9,664)		(1,804,097)		(1,342,698)
Unrealized Carried Interest Compensation		646,170		7,733		1,394,276		928,391
Transaction-related and Non-operating Items		10,551		34,009		70,885		119,747
Equity-based Compensation		78,277		68,396		283,918		258,186
Equity-based Compensation - Performance Based		84,599		82,319		336,257		346,568
Amortization of Acquired Intangibles		—		3,168		—		4,955
Strategic Holdings Adjustments:								
Unrealized (Gains) Losses		(321,408)		120,613		(1,206,569)		(304,231)
Insurance Adjustments:								
(Gains) Losses from Investments		1,358,940		508,943		2,577,371		1,238,690
Non-Operating Changes from Policy Liabilities and Derivatives		86,631		(26,058)		309,685		206,782
Transaction-related and Non-operating Items		152		13,961		20,767		56,159
Equity-based Compensation		20,692		26,360		126,425		105,803
Amortization of Acquired Intangibles		4,699		14,187		18,222		28,284
Adjusted Net Income	**$**	**1,033,988**	**$**	**1,249,539**	**$**	**4,372,509**	**$**	**4,593,023**
Interest Expense, Net		74,509		83,011		304,083		266,227
Preferred Stock Dividends		13,477		40,430		13,477		159,026
Income (Loss) Attributable to Noncontrolling Interests		3,484		4,863		17,621		16,381
Income Taxes on Adjusted Earnings		260,655		247,965		1,033,086		1,095,374
Total Segment Earnings	**$**	**1,386,113**	**$**	**1,625,808**	**$**	**5,740,776**	**$**	**6,130,031**
Net Realized Performance Income		(87,989)		(197,191)		(618,779)		(600,938)
Net Realized Investment Income		(185,263)		(103,616)		(612,884)		(331,149)
Total Operating Earnings	**$**	**1,112,861**	**$**	**1,325,001**	**$**	**4,509,113**	**$**	**5,197,944**
Strategic Holdings Operating Earnings		(31,486)		(48,296)		(86,977)		(178,906)
Insurance Operating Earnings		(258,772)		(260,330)		(1,000,478)		(1,110,953)
Fee Related Earnings	**$**	**822,603**	**$**	**1,016,375**	**$**	**3,421,658**	**$**	**3,908,085**

Note: See Appendix for endnotes regarding important additional information relating to Transaction-related and Non-operating Items.

KKR

35

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Total Operating Earnings	$	1,112,861	$	1,325,001	$	4,509,113	$	5,197,944
Total Investing Earnings		273,252		300,807		1,231,663		932,087
Depreciation and Amortization		13,233		20,547		50,741		75,168
Adjusted EBITDA	$	1,399,346	$	1,646,355	$	5,791,517	$	6,205,199
Depreciation and Amortization		(13,233)		(20,547)		(50,741)		(75,168)
Total Investing Earnings		(273,252)		(300,807)		(1,231,663)		(932,087)
Strategic Holdings Operating Earnings		(31,486)		(48,296)		(86,977)		(178,906)
Fee Related Earnings		(822,603)		(1,016,375)		(3,421,658)		(3,908,085)
Insurance Operating Earnings	$	258,772	$	260,330	$	1,000,478	$	1,110,953
Management Fees, Net Paid by Insurance Segment		131,714		145,059		482,172		569,314
Ivy and Related Sidecar Fees, Net		38,980		59,098		145,493		189,364
Global Atlantic-related Capital Markets Fees, Net		15,163		17,479		58,707		51,643
Total Insurance Economics	$	444,629	$	481,966	$	1,686,850	$	1,921,274

($ in thousands)		1Q'25		1Q'26		1Q'25 LTM		1Q'26 LTM
Total GAAP Revenues	$	3,110,183	$	4,317,983	$	15,332,143	$	20,672,107
Insurance GAAP Revenues		(1,064,268)		(2,289,288)		(8,030,450)		(12,853,819)
Impact of Consolidation and Other		219,179		213,856		1,129,071		1,170,999
Capital Allocation-Based (Income) Loss (GAAP)		(1,159,105)		(841,853)		(3,454,447)		(3,453,983)
Realized Carried Interest - Asset Management Segment		327,495		719,904		1,558,987		1,962,614
Realized Investment Income - Asset Management Segment		217,957		121,901		617,872		307,399
Insurance Segment Fees		159,653		175,829		584,451		690,078
Strategic Holdings Segment Fees		7,948		10,917		47,717		51,941
Capstone Fees		(20,837)		(26,841)		(113,276)		(119,567)
Expense Reimbursements		(32,208)		(55,568)		(176,841)		(188,757)
Total Asset Management Segment Revenues	$	1,765,997	$	2,346,840	$	7,495,227	$	8,239,012

KKR

36

37 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 1Q'26 KKR & Co. Inc. Stockholders' Equity - Common Stock - GAAP $ 27,952,749 Asset Management and Strategic Holdings Net Assets and Other(1) (20,885,277) Accumulated Other Comprehensive (Income) Loss and Other (Insurance)(2) 4,701,127 Accumulated Unrealized (Gains) Losses on Loans carried at Fair Value (Insurance)(2) (104,073) Global Atlantic Book Value $ 11,664,526 ($ in thousands) 1Q'26 Cash and Cash Equivalents - Asset Management and Strategic Holdings - GAAP $ 9,273,480 Impact of Consolidation and Other(3) (4,587,552) Short-term Investments 281,697 Cash and Short-term Investments $ 4,967,625 ($ in thousands) 1Q'26 Investments - Asset Management and Strategic Holdings - GAAP $ 128,050,466 Impact of Consolidation and Other(3) (119,769,705) Short-term Investments (281,697) Investments - Asset Management Segment $ 7,999,064 ($ in thousands) 1Q'26 Debt Obligations - Asset Management and Strategic Holdings - GAAP $ 49,175,395 Impact of Consolidation and Other(3) (39,935,561) Unamortized Discount/Premium and Deferred Financing Costs 100,573 Outstanding Debt (at par) $ 9,340,407 (1) This adjustment represents the net assets allocated to the Asset Management and Strategic Holdings segments. (2) To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated unrealized (gains) losses on loans carried at fair value, (ii) accumulated other comprehensive income, and (iii) accumulated change in fair value of reinsurance balances and related assets, net of income tax. (3) The purpose of these adjustments is to present these non-GAAP measures without giving effect to the consolidation of the investment vehicles and collateralized financing entities that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to equity holders in assessing the overall financial condition of KKR.

38 Notes to Page 10 – Fund Investment Performance (cont'd) • Opportunistic real estate portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. • Infrastructure portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure or the Global Climate fund. • The leveraged credit composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans and high-yield bonds. • The alternative credit composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development companies), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 26 to 28. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to Page 11 – Asset Management Segment – Private Equity • Except as otherwise noted, amounts referencing the private equity business line, such as AUM, include amounts related to core private equity, including KKR's participation through the Strategic Holdings segment. • North America Fund XIV's $23 billion of committed capital includes employee commitments. Notes to Page 16 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. • Effective beginning in the first quarter of 2026, the information regularly provided to management for the Insurance Segment was changed to reclassify certain operating expenses from General, Administrative and Other to Net Cost of Insurance. Prior period segment information has been recast to conform to the current period presentation. This reclassification had no impact on Insurance Operating Earnings. Notes to All Pages • All figures in this presentation are as of March 31, 2026, unless otherwise specifically indicated. • References to LTM means last twelve months. Note to Page 3 – First Quarter 2026 Segment Earnings • The amount of tax benefit from equity-based compensation for 1Q'26 and 1Q'25 was $21.4 million and $30.8 million, respectively, and for 1Q'26 LTM and 1Q'25 LTM was $115.0 million and $131.3 million, respectively. Its inclusion in Adjusted Net Income had the effect of increasing this metric for 1Q'26 and 1Q'25 by 2% and 3%, respectively, and for 1Q'26 LTM and 1Q'25 LTM both by 3%, respectively. Note to Page 8 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered vehicles, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, collateralized loan obligations, hedge fund partnerships and certain other investment vehicles. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Note to Page 9 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds and other vehicles includes $9.1 billion across Private Equity, Real Assets and Credit and Liquid Strategies business lines. Notes to Page 10 – Fund Investment Performance • Traditional private equity portfolio refers to the portfolio of investments held by all of KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity or core private equity funds. Important Information − Endnotes

39 Notes to Page 16 – Insurance Segment (cont'd) • 1Q'26 and 1Q'26 LTM Net Investment Income included $20 million ($14 million of insurance operating earnings), and $56 million ($44 million of insurance operating earnings), respectively, of realized gains and losses not related to asset/liability matching investment strategies. 1Q'25 and 1Q'25 LTM Net Investment Income included $10 million ($8 million of insurance operating earnings), and $33 million ($27 million of insurance operating earnings), respectively, of realized gains and losses not related to asset/liability matching investment strategies. Notes to Page 18 – Strategic Holdings Segment • The adjusted revenue and adjusted EBITDA information represents the measures management currently uses to monitor the operating performance of the businesses that are carried on a fair value basis with dividends recognized in Strategic Holdings Operating Earnings. • The Capital Invested for the Strategic Holdings segment is included in the Private Equity and Real Assets business lines within the Asset Management segment. • EBITDA is shown based on the geographic location of the businesses' headquarters. • Adjusted Revenue and EBITDA represents KKR’s look-through ownership percentage for each of these companies in the aggregate as a result of the firm's investments in these companies through its participation in our core private equity strategy or other fund strategies multiplied by the revenue and EBITDA of each portfolio company, respectively. Non-U.S. dollar businesses have been converted at the period-ending foreign exchange rate. • A reconciliation of the forecasts for certain non-GAAP measures, including Strategic Holdings Operating Earnings to their corresponding GAAP measures has not been provided due to the unreasonable efforts it would take to provide such a reconciliation. Notes to Page 21 – Performance Across Our Institutional and Wealth Private Credit Strategies • Lending Partners III (2017) uses Levered Onshore IRR, Lending Partners IV (2021) uses Levered Onshore IRR, Enhanced U.S. Direct Lending Evergreen (2024) uses Levered ROE given open-ended structure, Lending Partners Europe II (2019) uses USD Levered IRR, Lending Partners Europe III (2023) uses EUR Unlevered IRR, European Direct Lending Evergreen (2023) uses Unlevered TWR given open-ended and unlevered structure, Capital Partners I (2022) uses Levered Onshore IRR, Private BDC (2023) uses total return, Asset-Based Finance Partners I (2020) uses IRR. Important Information − Endnotes (cont’d) Notes to Page 21 – Performance Across Our Institutional and Wealth Private Credit Strategies (cont'd) • Unless otherwise indicated, internal rates of return (“IRRs”) measure the aggregate annual compounded returns generated by an investment vehicle’s investments over a holding period, including, in many cases, where an investment has not yet been exited and the holding period end date is not yet known. As a result, an investment’s future final IRR calculated after the exact holding period is known may differ, perhaps materially, from the IRR that is shown before the investment is exited. Such amounts are calculated before giving effect to the allocation of carried interest and the payment of any applicable management fees and organizational expenses. Notes to Page 22 – Global Atlantic AUM and Total Insurance Economics • Total insurance economics represents the total contribution of our insurance business to KKR. We believe this measure may be helpful for our shareholders to understand the total contribution of our insurance business to KKR, including those economics that inure to our asset management business. It is comprised of (i) Insurance Operating Earnings and (ii) Asset Management Fees, Net of Compensation, related to the insurance business that are earned by our Asset Management Segment. Management Fees Paid by the Insurance Segment are fees paid by the Insurance segment to the Asset Management segment for the investment management of Global Atlantic’s AUM. Ivy and Related Sidecar Fees are fees paid by third parties to KKR for the investment management of the assets in the Ivy and other reinsurance vehicles. Global Atlantic-Related Capital Markets Fees represent total capital markets transaction fees earned by KKR in transactions that Global Atlantic either anchored or facilitated. Notes to Page 23 – Duration of Capital • Please see endnote for page 8 for information about the term "perpetual capital." • "Other" in the chart primarily includes (i) hedge fund partnerships and (ii) certain leveraged credit funds and separately managed accounts. Notes to Page 24 – Assets Under Management Rollforward • For the three months ended March 31, 2026, Distributions and Other includes $74 million of redemptions by fund investors in Private Equity, $142 million of redemptions by fund investors in Real Assets, and $2,855 million of redemptions by fund investors in Credit and Liquid Strategies. • For the twelve months ended March 31, 2026, Distributions and Other includes $173 million of redemptions by fund investors in Private Equity, $383 million of redemptions by fund investors in Real Assets, and $7,132 million of redemptions by fund investors in Credit and Liquid Strategies.

40 Notes to Page 25 – Fee Paying Assets Under Management Rollforward • For the three months ended March 31, 2026, Distributions and Other includes net changes in fee base of certain Private Equity funds of $438 million, $74 million of redemptions by fund investors in Private Equity, $142 million of redemptions by fund investors in Real Assets, and $2,855 million of redemptions by fund investors in Credit and Liquid Strategies. • For the twelve months ended March 31, 2026, Distributions and Other includes net changes in fee base of certain Private Equity funds of $1,719 million, net changes in fee base of certain Real Asset funds of $1,908 million, $173 million of redemptions by fund investors in Private Equity, $383 million of redemptions by fund investors in Real Assets, and $7,132 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Pages 26 to 28 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Page 29 – Strong Financial Profile • The Investment amounts do not include KKR's ownership of the Global Atlantic insurance companies through KKR's Insurance segment or KKR's participation in the core private equity strategy or other fund strategies through KKR's Strategic Holdings segment. • The term “investments” has been presented solely for purposes of demonstrating the financial performance of certain assets contained on KKR’s balance sheet, including majority ownership of subsidiaries that operate KKR’s asset management, insurance businesses, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds. • Traditional private equity includes KKR's traditional private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as growth equity, real estate, infrastructure, energy, leveraged credit and alternative credit appear in these other asset classes. Important Information − Endnotes (cont’d) Notes to Page 33 – GAAP Condensed Consolidated Income Statement (Unaudited) • Effective beginning in the first quarter of 2026, the Company changed the presentation of certain operating expenses in its Consolidated Statements of Operations. Amounts previously presented separately as Insurance expenses and General, administrative and other expenses are now presented in a single line item, Policy and other operating expenses. Prior-period amounts have been reclassified to conform to the current- period presentation. This change in presentation had no impact on previously reported total expenses, income before taxes, and net income attributable to KKR. Note to Page 35 – Reconciliation of GAAP to Non-GAAP Measures • For the three months ended March 31, 2026, Transaction-related and Non-operating items includes (i) $30 million related to transaction-related costs and other corporate actions, and (ii) $18 million of costs associated with certain integration, restructuring, and other non-operating expenses across our Asset Management and Insurance businesses.

41 Important Information − Non-GAAP and Other Measures from ANI, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. Income Taxes on Adjusted Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces Income Taxes on Adjusted Earnings during the period. If tax deductions from equity-based compensation were to be excluded from Income Taxes on Adjusted Earnings, KKR’s ANI would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in ANI for the period. KKR makes these adjustments when calculating ANI in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, ANI does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and ANI should not be viewed as a measure of KKR’s liquidity. • Total Segment Earnings is a performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Total Segment Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, and (iii) transaction-related and non- operating items, if any. Transaction-related and non-operating items primarily arise from corporate actions, which consist of: (i) impairments, (ii) transaction costs from acquisitions, including any acquisition-related stock consideration, (iii) depreciation on real estate that KKR owns and occupies, (iv) contingent liabilities, net of any recoveries, (v) certain integration, restructuring, and other non-operating expenses, and (vi) other gains or charges that affect period-to-period comparability and are not reflective of KKR's ongoing operational performance. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by our Asset Management segment as the investment adviser for Global Atlantic insurance companies, (ii) management and performance fees earned by our Asset Management segment for acquiring and managing the companies included in our Strategic Holdings segment, and (iii) interest income and expense based on lending arrangements where our Asset Management segment borrows from our Insurance segment. All these inter-segment transactions are recorded by each segment based on the applicable governing agreements. Additionally, due to the integrated nature of our segment operations and as part of our strategic capital allocation decisions, intersegment asset transfers have and may continue to occur. In these cases in segment reporting, the assets are transferred at their fair value, and no realization is recognized at the time of transfer. Earnings are recognized upon realization events and transactions with third parties. Total Segment Earnings represents the total segment earnings of KKR’s Asset Management, Insurance and Strategic Holdings segments. Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as in assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and, as such, represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment vehicles and collateralized financing entities (“CFEs”) that KKR manages. These measures described above have the definitions given to them below. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. “Non-operating adjustments” as used in these non- GAAP definitions refers to adjustments made which are not adjustments or exclusions of normal, recurring cash operating expenses necessary for business operations. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • Adjusted Net Income is a performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. ANI is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. ANI is equal to Total Segment Earnings less Interest Expense, Net and Other and Income Taxes on Adjusted Earnings. Interest Expense, Net and Other includes (i) interest expense on debt obligations not attributable to any particular segment and (ii) cumulative dividend expense on the Series D Mandatory Convertible Preferred Stock, net of interest income earned on cash and short-term investments. Income Taxes on Adjusted Earnings represents the amount of income taxes that would be paid assuming that all adjusted earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. The economic assumptions and methodologies that impact Income taxes on Adjusted Earnings are similar to those used in calculating the current income tax provision under U.S. GAAP. Equity based compensation expense is excluded

42 Non-GAAP and Segment Measures (cont’d) • Asset Management Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment. This measure is presented before income taxes and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies and Strategic Holdings segment, are included in Asset Management Segment Earnings. • Insurance Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, and (iii) General, Administrative, and Other Expenses. Insurance Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/liability matching investment strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Insurance Operating Earnings includes (i) realized gains and losses not related to asset/ liability matching investment strategies and (ii) the investment management costs that are earned by our Asset Management segment as the investment adviser of the Global Atlantic insurance companies. • Strategic Holdings Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Strategic Holdings segment. This measure is presented before income taxes and is comprised of: Dividends, Net and Net Realized Investment Income. Strategic Holdings Segment Earnings excludes the impact of unrealized gains (losses) on investments. Strategic Holdings Segment Earnings includes management fees and performance fee expenses that are earned by the Asset Management segment. • Fee Related Earnings is a performance measure used to assess the Asset Management segment’s generation of earnings from revenues that are measured and received on a more recurring basis as compared to KKR’s investing earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of our fee generating asset management and capital markets businesses. FRE equals (i) Management Fees, including fees paid by the Insurance and Strategic Holdings segments to the Asset Management segment and fees paid by Ivy vehicles and other Important Information − Non-GAAP and Other Measures (cont’d) reinsurance vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of performance fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) expected to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Strategic Holdings Operating Earnings is a performance measure used to assess the firm’s earnings from companies and businesses reported through its Strategic Holdings segment. Strategic Holdings Operating Earnings currently consists of earnings derived from dividends that the firm receives from businesses acquired through the firm’s participation in our core private equity strategy. Strategic Holdings Operating Earnings currently equals dividends less management fees that are earned by our Asset Management segment. This measure is used by management to assess the Strategic Holdings segment’s generation of earnings from revenues that are measured and received on a more recurring basis than, and are not dependent on, realizations from investment activities. • Total Operating Earnings is a performance measure that represents the sum of (i) FRE, (ii) Insurance Operating Earnings, and (iii) Strategic Holdings Operating Earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of the most recurring forms of earnings from each of KKR’s segments as compared to investing earnings. • Total Investing Earnings is a performance measure that represents the sum of (i) Net Realized Performance Income and (ii) Net Realized Investment Income. KKR believes this measure is useful to stockholders as it provides additional insight into the earnings of KKR’s segments from the realization of investments.

43 Non-GAAP and Segment Measures (cont’d) • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. Asset Management Segment Revenues excludes Realized Investment Income earned based on the performance of businesses presented in the Strategic Holdings segment. KKR believes that this performance measure is useful to stockholders as it provides additional insight into all forms of realized revenues generated by our Asset Management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include certain vested securities exchangeable into shares of common stock of KKR & Co. Inc. Adjusted shares excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock and (ii) unvested shares of common stock and exchangeable securities. • Assets Under Management (“AUM”) represent the assets managed (including core private equity), advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. Important Information − Non-GAAP and Other Measures (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds (including core private equity) and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles (including core private equity) have received from fund investors to contribute capital to fund future investments, and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

44 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. Information on these websites are not incorporated by reference herein and are not a part of this presentation. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Registered Advisor LLC, KKR Credit Advisors (Ireland) Unlimited Company, KKR Credit Advisors (Singapore) Pte. Ltd., KKR Credit Advisors (EMEA) LLP, KKR Alternative Investment Management Unlimited Company or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product or reinsurance offered by Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited, Global Atlantic Assurance Limited or any other Global Atlantic owned or sponsored insurance company, or any investment or insurance product or reinsurance offered by any insurance-related vehicle sponsored or managed by Global Atlantic. Each KKR entity is responsible for its own financial, contractual and legal obligations. This presentation has been prepared solely for informational purposes. This presentation is not intended to make, and does not make, any financial or investment recommendation or otherwise promote a product or service of KCM or any of its affiliates. Important Information − Other Legal Disclosures Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet, the Strategic Holdings segment, or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by a KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, the timing and manner of sale, and many of the risks described in the forward-looking statements section of this Appendix, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.

45 Important Information − Other Legal Disclosures (cont’d) Expected dividend amounts and earnings in the business segment Strategic Holdings may be materially less than our current expectations or not materialize at all, and the volatility of employee compensation as a result of the modification of our compensation framework could impact our ability to hire, retain, and motivate our employees whom we are dependent on. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. The use of words such as “unconstrained,” “consistent,” "trends," "dominant" or comparable words or other statements is not a guarantee of future performance or that any other statements to which these apply are guaranteed to occur. If a change occurs, forward-looking statements made as part of this presentation may vary materially from those expressed in the applicable forward-looking statements. These forward-looking statements include target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the forward-looking information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize. These statements are subject to numerous risks, uncertainties and assumptions, including those listed here in the above and below paragraphs and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR & Co. Inc.’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and Global Atlantic. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but, not limited to, any statements with respect to: statements regarding KKR’s business, financial condition, liquidity and results of operations, including Capital Invested, uncalled commitments, cash and short-term investments, and levels of indebtedness; the potential for future business growth; outstanding shares of common stock of KKR & Co. Inc. and its capital structure; non-GAAP and segment measures and performance metrics, including AUM, FPAUM, ANI, TOE, Book Value, Total Segment Earnings, FRE, Insurance Operating Earnings, Strategic Holdings Operating Earnings, Total Investing Earnings, and Total Segment Earnings; the declaration and payment of dividends on capital stock of KKR & Co. Inc.; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; our statements regarding the potential of, and future financial results from, KKR’s Strategic Holdings segment (including expectations about dividend payments and earnings from companies and businesses in the Strategic Holdings segment in the future, the future growth of such companies and businesses, and the potential for compounding earnings over a long period of time from such segment); KKR’s ability to grow its AUM, to deploy capital, to realize unrealized investment appreciation, and the time period over which such events may occur; KKR’s ability to manage the investments in and operations of acquired companies and businesses; the effects of any transactional activity on KKR’s operating results, including pending sales of investments; expansion and growth opportunities and other synergies resulting from acquisitions of companies (including the acquisition and integration of Arctos Partners and businesses in our Strategic Holdings segment), internal reorganizations or strategic partnerships with third parties; the timing and expected impact to our business of any new investment fund, vehicle or product launches; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes in the future; the implementation or execution of, or results from, any strategic initiatives (including efforts to distribute financial products to private wealth investors, the modification of our compensation framework announced on November 29, 2023, which decreased the targeted percentage of compensation from fee related revenues and increased the targeted percentage from realized carried interest and certain incentive fees, and our insurance business’s strategic initiatives to invest more into non-yielding or lower- yielding asset classes like private equity and real assets, expand outside the United States, and raise more third-party co-investment insurance capital).

46 • risks related to our insurance activities, including risks involving: operating in highly competitive markets; identifying and managing significant growth opportunities for our insurance business; our ability to source successful reinsurance transactions; volatility in market and economic conditions; disruptions to our third-party distribution network for our insurance products; differences in assumptions and estimates used for our insurance business from our actual results; possible downgrades to financial strength or credit ratings of our insurance subsidiaries; ceding business to reinsurers as well as business ceded to us; changes in tax laws applicable to our insurance subsidiaries; comprehensive regulations (and potential changes in, and additions to, such regulations) applicable to our insurance business; capital regulations applicable to our insurance subsidiaries, regulatory and reputational considerations under the Bermuda insurance, and reinsurance regulatory, framework; and a failure to comply with statutory accounting rules; • risks related to the acquisition of Arctos, including risks that the acquisition may not achieve its intended results; and • risks related to our organizational structure, including risks involving: the Series I preferred stockholder’s significant voting power, and potential conflicts of interest with the Series I preferred stockholder, until the Sunset Date; exemptions as a “controlled company” from New York Stock Exchange corporate governance requirements; provisions in our charter limiting the duties and liability of the Series I preferred stockholder; the exclusive forum provision included in our charter; limitations on our ability to pay periodic dividends; potential application of restrictions under the Investment Company Act of 1940; actions taken to implement the reorganization transactions that must occur by the Sunset Date; and anti-takeover provisions in our organizational documents. Forward Looking Statements (cont'd) Without limiting the statements made in the prior paragraphs, the following risks, among others, could cause actual results to vary from the forward-looking statements: • risks related to our business, including risks involving: difficult market and economic conditions; geopolitical events, natural disasters and other similar events not within our control; the loss of, or misconduct by, our key personnel; our reliance on third parties in the operation of our business; disruptions in our technology infrastructure or the occurrence of other operational errors; effective management of our balance sheet; management of, and access to, adequate sources of liquidity; our capital markets activities; financial and enterprise risks; legal claims, litigations, investigations and negative publicity; expansion into new businesses, strategic opportunities, and investment strategies; operating in a highly competitive industry; variability in earnings and cash flow; contingent obligations to return carried interest; raising third-party capital for our investment vehicles, insurance business and transactions; raising capital from institutional investors; the sale of financial products to individual investors; possible reductions or other changes to perpetual capital; actions of our portfolio companies; changes in tax laws; impact of artificial intelligence; cybersecurity failures and data security breaches; and sustainability matters; • risks related to regulatory matters, including risks involving: compliance with complex, extensive and evolving laws; adverse regulatory actions; our regulatory registrations or licenses; changes in the regulatory frameworks applicable to our business; availability of regulatory exemptions or exclusions; distributing financial products to individual investors; regulations impacting the insurance industry and insurance companies owned by alternative asset managers; laws and regulations applicable to our extensive global investment activities; compliance with investment-related and competition laws; compliance with financial crime laws; compliance with ERISA exemptions; sustainability- related laws and disclosure requirements; and privacy, data protection, cybersecurity, and artificial intelligence laws; • risks related to our investment activities, including risks involving: historical returns not being indicative of future results; conditions and events not in our control that may significantly impact valuations of our investments; investments in illiquid assets and uncertainty in valuations of illiquid investments; investments that involve unique business, regulatory, legal, tax or other complexities; use of leverage in investment activities; limitations in the due diligence process; investments in real assets, including real estate, infrastructure and energy assets; investments in companies and assets outside of the United States; conflicts of interest arising from our investment activities; and our third- party investors failing to fund their capital calls; Important Information − Other Legal Disclosures (cont’d)